UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	October 24, 2007
United America Indemnity, Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands	None

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On October 24, 2007, United America Indemnity, Ltd. (the “Company”) issued a press release announcing the Company’s financial results for the quarter and nine months ended September 30, 2007.
The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events
On October 24, 2007, the Company announced that its Board of Directors authorized a program to repurchase up to $50 million of the Company’s Class A common shares. The program will be in effect over a twelve month period, subject to the Company’s authority to terminate the program earlier.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
99.1	Press Release dated October 24, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.
October 24, 2007	By:	Thomas M. McGeehan
		Name:	Thomas M. McGeehan
		Title:	Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 24, 2007.